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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 30, 2004

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                           RCG COMPANIES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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        DELAWARE                         1-8662                 23-2265039
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

6836 MORRISON BLVD., STE. 200, CHARLOTTE,
             NORTH CAROLINA                                        28211
(Address of principal executive offices)                        (Zip Code)

                                 (704) 366-5054
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

      On November 30, 2004, RCG Companies Incorporated ("RCG") entered into an Agreement and Plan of Merger by and among RCG, Farequest Holdings, Inc.
("Farequest"), William A. Goldstein ("Goldstein"), and WTI Acquisition, Inc. ("WTI"), the wholly-owned subsidiary of RCG. Under the terms and conditions of the Merger Agreement, WTI shall be merged with and into Farequest. Under the transaction the Farequest Stockholders will (i) initially receive 45% of its outstanding common stock as of the Effective Time of the Merger; (ii) the right to receive additional shares of RCG's common stock if when there are issuances of shares of RCG common stock upon the conversion of RCG's Series A 6% convertible preferred stock; and (iii) a promissory note payable within one year after the Effective Time of the Merger at the option of RCG, in either (a) an amount in cash equal to lesser of (x) $6,037,872 or (y) 19% of the value of the total maximum consideration payable or (b) 3,018,936 shares of RCG common stock. The promissory note shall bear interest at 4% per annum and the interest shall be payable at maturity at RCG's option of either cash or RCG common stock valued at the greater of (i) $2.00 per share or (ii) the market value at the maturity date.

      At the Effective Time of the Agreement, the RCG board of directors shall have expanded to eight (8) members, William A. Goldstein shall be appointed the Chairman of the Board of Directors, and for a period of three years thereafter, RCG's board of directors shall nominate and recommend for election with the stockholders Mr. Goldstein as Chairman of the Board and provided that Mr. Goldstein shall have continued to own at least 10% of the outstanding common stock of RCG, RCG's board of directors will also nominate and recommend for election by the stockholders two additional directors named by Mr. Goldstein. Such nominee shall be independent directors and shall be reasonably acceptable to the then existing board of directors. Mr. Goldstein agrees to vote his shares of RCG common stock (i) during such three year period for Michael Pruitt as a member of the RCG board of directors, provided that Mr. Pruitt hold 750,000 shares of RCG common stock at the time of the nomination, and (ii) for the remaining nominees nominated by the RCG board for a one year term beginning with the Effective Time.

      The Agreement is subject to customary closing conditions, however, each party shall have a period of 30 days from the date of Agreement to exercise its right not to proceed with the transaction based upon its due diligence review.

      RCG will be required to obtain the approval of its shareholders to complete this transaction and will file a proxy statement/prospectus with respect to such transaction.

      RCG issued a press release describing the transaction, a copy of which is attached hereto.

      This material is not a substitute for the proxy statement/prospectus that RCG will file with the Securities and Exchange Commission. Investors are urged to read the document when it is available because it will contain important information, including detailed risk factors. The proxy statement/prospectus with other important documents to be filed by RCG Companies Incorporated will be available free of charge at the SEC's website, www.sec.gov or from RCG Companies Incorporated. RCG's directors and certain other executive officers may be considered participants in the solicitation of proxies in connection with the Merger. Information concerning RCG's directors and executive officers can be found in the documents filed by RCG with the SEC. Certain directors and executive officers of RCG may have direct or indirect interest in the Merger. Additional information about the participants will be contained in the proxy statement/prospectus.
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ITEM 7.01. REGULATION FD DISCLOSURE

      On December 1, 2004, RCG issued a press release announcing the Agreement and Plan of Merger. A copy of the press release is filed as an exhibit herewith.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit       Description
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10.1          Agreement and Plan of Merger by and among RCG Companies
              Incorporated, Farequest Holdings, Inc., William A. Goldstein,
              WTI Acquisition, Inc., dated as of November 30, 2004.

99.1          Press Release dated December 1, 2004.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004

                                              RCG COMPANIES INCORPORATED


                                              By: /s/ Michael Pruitt
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                                                  Michael Pruitt
                                                  President
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                                INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION
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10.1              Agreement and Plan of Merger by and among RCG Companies
                  Incorporated, Farequest Holdings, Inc., William A. Goldstein,
                  WTI Acquisition, Inc., dated as of November 30, 2004.

99.1              Press Release dated December 1, 2004.